UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 25, 2005

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 726-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.             Entry into a Material Definitive Agreement

On May 25, 2005, Raymond A. Link accepted an offer to serve as FEI Company’s Chief Financial Officer, effective as of July 1, 2005, and on May 26, 2005, Peter J. Frasso accepted an offer to serve as our Senior Vice President and Chief Operating Officer, effective immediately.  Their respective salaries and targeted bonuses under FEI Company’s Management Bonus Plan are set forth in the table below.  In addition to the targeted bonus, Mr. Link will receive a one-time signing bonus of $20,000 and Mr. Frasso will receive a one-time signing bonus of $100,000. Mr. Frasso will be paid one-year of base salary in the event he is terminated without cause.  Mr. Link will also be paid one year of base salary if he is terminated without cause.  We will enter into a change of control agreement with Mr. Link that will pay two years of base salary, one year of targeted bonus and accelerated vesting of options in the event of a change of control transaction involving FEI and Mr. Link is constructively terminated within 18 months of the change of control event.  The form of this change of control agreement has previously been filed with the Commission.  Further, we intend to enter into indemnification agreements with both Messrs. Frasso and Link on the same terms as those entered into with our other executive officers, the form of which has previously been filed with the Commission.

Executive Officer and Title:	Annual Base Salary:	Target Bonus (as a Percentage of Base Salary):
Raymond A. Link, Chief Financial Officer	$270,000	50%
Peter J. Frasso, Senior Vice President and Chief Operating Officer	$275,000	50%

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)           Effective as of July 1, 2005, Robert S. Gregg will no longer serve as our principal financial officer.  As of such date, Mr. Gregg will remain with FEI as our Executive Vice President of Worldwide Sales and Service.  Effective as of May 26, 2005, Steven D. Berger will no longer serve as our principal operating officer.  As of such date, Mr. Berger will remain with FEI and will head up our efforts in developing emerging technologies.

(c)           Effective as of July 1, 2005, Mr. Link, 51, will serve as our principal financial officer.  Since July 2001, Mr. Link has been Vice President, Finance and Administration, Chief Financial Officer and Secretary of TriQuint Semiconductor, Inc. as a result of TriQuint’s merger with Sawtek Inc.  He joined Sawtek in September 1995 as Vice President, Finance and Chief Financial Officer

and was promoted to Senior Vice President and Chief Financial Officer in October 1999. Mr. Link also serves as a director of Cascade Microtech, Inc., a manufacturer of wafer probing solutions.

Effective as of May 26, 2005, Mr. Frasso, 56, became our principal operating officer.  From January 2003 to January 2005,  Mr.  Frasso served as Senior Vice President of Global Operations for Brooks Automation, Inc.  From May 2002 to January 2003, he served as General Manager of the Fab Automation Division of Brooks and from January 2002 to May 2002 was their Vice President of Business Integration.  From June 2000 until he joined Brooks, he was Executive Vice President and Managing Director of LightPointe Communications, Inc. and for 17 years before that he was employed in various capacities at Varian Associates, Inc., serving during the last eight years as Vice President and General Manager of the Vacuum Products Division.

Attached as Exhibit 99.1 is a press release describing organizational changes at FEI and the new roles for our affected officers.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 26, 2005 titled “FEI Company Changes Organization to Drive Growth and Profitability”

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the transition of the role of the company’s chief financial officer and the company’s chief operating officer, the timing of the start date for the company’s new Chief Financial Officer and the execution of change of control agreements and indemnification agreements with Messrs. Frasso and Link. Factors that could cause actual results to differ materially from the forward-looking statements include possible disruptions to the company’s business from the transition of the role of chief financial officer and chief operating officer, withdrawals of acceptance to fill either of those positions and general political, economic and stock market conditions and events, both domestically and internationally. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, all quarterly reports on Form 10-Q for the following fiscal quarters, all subsequent current reports on Form 8-K and all of our prior press releases. All forward-looking statements in this current report on Form 8-K are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: May 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 26, 2005 titled “FEI Company Changes Organization to Drive Growth and Profitability”